UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 3, 2008

Date of earliest event reported:  July 1, 2008

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation)	333-131542 (Commission file Number)

31-1332119

(IRS Employer Identification No.)

5057 Troy Road, Springfield, Ohio  45502-9032

(Address of principal executive offices)  (Zip code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 8.01.  Other Information

 On July 1, 2008, AdCare Health Systems, Inc. issued a press release announcing the refinance of three assisted living properties.  A copy of this press release is furnished as Exhibit 99.1 hereto.  Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Current Report on Form 8-K, including the attached exhibit and the information set forth therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated July 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  July 3, 2008

ADCARE HEALTH SYSTEMS, INC.

By: /s/Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

Exhibit 99.1

Press Release

AdCare Health Systems, Inc. Announces the Refinancing of Three

Assisted Living Properties in Ohio

SPRINGFIELD, Ohio, July 1, 2008 /PRNewswire-FirstCall/ AdCare Health Systems, Inc. (Amex: ADK), an Ohio based long term care, home care and management company, today announced the refinancing of three assisted living properties in Ohio.

Community’s Hearth & Home, LTD, owns two twenty unit assisted living properties located in Springfield, Ohio and Hearth & Home of Urbana, LLC, owns one thirty-two unit assisted living property located in Urbana, Ohio.  Both entities are limited liability companies with 50% owned by AdCare and 50% owned by Community-Mercy Health Partners.  AdCare was the developer and is the manager of the three properties.

Red Mortgage Capital, Inc., an FHA/MAP lender, processed and funded the total     $4,006,500 232/223(f) refinancing at an annual interest rate of 6.65% for a period of 35 years.  The loan was closed on June 26, 2008 and is also subject to an annual insurance cost of one half per cent.

David A. Tenwick, Chairman of AdCare, stated, “We have been in the process of refinancing most of our real estate holdings and announcements will be made as additional properties are refinanced.  The longer term and non-recourse re-financings should help with our equity and acquisition-line funding.”

About AdCare Health Systems, Inc.

AdCare Health Systems, Inc. (Amex: ADK) develops, owns and manages assisted living facilities, nursing homes and retirement communities and provides home health care services.  Prior to becoming a publicly traded company in November of 2006, AdCare operated as a private company for 18 years.  AdCare’s 920 employees provide high-quality care for patients and residents residing in the 15 facilities that they manage, seven of which are assisted living facilities, six skilled nursing centers and two independent senior living communities.  The Company has ownership interests in seven of those facilities.  In the ever expanding marketplace of long term care, AdCare’s mission is to provide quality healthcare services to the elderly.

Safe Harbor Statement

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law.  Such forward-looking statements reflect management’s beliefs and assumptions and are based on information currently available to management.  The forward-looking statements involve known and  unknown  risks, results, performance or achievements of the Company to differ materially from those expressed or implied in such statements.  Such factors are identified in the public filings made by the Company with the Securities and Exchange Commission and include the Company’s ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at

Exhibit 99.1

favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace.  There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Contact:

April Spittle

Manager of Corporate Communications

1-703-893-0021  ext. 108

aspittle@galencc.com

www.adcarehealth.com